Exhibit 8

                              List of Subsidiaries

Active Subsidiaries

Subs Name                                          Country
---------                                          ----------
Tadipol-ECI Sp.z.o.o                               Poland
Alvarion SARL                                      France
Alvarion De Mexico SA                              Mexico
Alvarion Inc                                       USA
Alvarion UK Ltd.                                   UK
Alvarion Srl                                       Romania
Alvarion Asia Pacific Ltd.                         Hong Kong
Alvarion Do Brasil LTDA                            Brasil
Alvarion Japan KK                                  Japan
Alvarion Telsiz Sistemleri A.S.                    Turkey
Alvarion Israel (2003) Ltd.                        Israel
Alvarion Mobile Inc.                               USA
Interwave Communications Inc.                      USA
Interwave Communications Ireland Limited           Ireland
Interwave Communications UK Ltd.                   UK

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 *   Alvarion SARL is a wholly-owned subsidiary of Alvarion UK LTD.
** Alvarion Telsiz Sistemleri Ticaret A. S. and Alvarion -- Tadipol -- ECI Sp.zoo are wholly owned subsidiaries of Kermadec Telecom B.V.